EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Discover Financial Services (the “Company”) on Form 10-Q for the quarterly period ended May 31, 2007, as filed with the Securities and Exchange Commission (the “Report”), each of David W. Nelms, Chief Executive Officer and Director of the Company, and Roy A. Guthrie, Executive Vice President and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 12, 2007

/s/ DAVID W. NELMS
David W. Nelms
Chief Executive Officer and Director

Date: July 12, 2007

/s/ ROY A. GUTHRIE
Roy A. Guthrie
Executive Vice President and Chief Financial Officer